UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 43rd Street, Suite 110 Pittsburgh, Pennsylvania	15201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-1500

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On April 3, 2024, the Audit Committee of the Board of Directors of Predictive Oncology Inc. (the “Company”) approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, effective immediately.

During the fiscal years ended December 31, 2023 and December 31, 2022, and through April 3, 2024, neither the Company, nor anyone acting on its behalf, consulted with KPMG on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). As of the date of this report, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement.

Dismissal of Independent Registered Public Accounting Firm

On April 3, 2024, in connection with the engagement of KPMG as disclosed above, the Company notified BDO USA, P.C. (“BDO”) that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss BDO was approved by the Company’s Audit Committee.

The report of BDO on the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023 (the “BDO Report”) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the BDO Report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern. The BDO Report also indicated that BDO had audited the adjustments to the 2022 consolidated financial statements to retrospectively apply the changes in the share and per share amounts to reflect the reverse stock split and in the change in the reportable segments. BDO was first appointed as the Company’s independent registered public accountant for the fiscal year ended December 31, 2023, and did not audit the Company’s financial statements for the fiscal year ended December 31, 2022 or any prior period.

During the year ended December 31, 2023 (the only fiscal year BDO served as the Company’s independent registered public accountant) (the “Relevant Period”), there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with their audit report.

During the Relevant Period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K except for material weaknesses in the Company’s internal control over financial reporting related to (i) inadequate accounting resources necessary to properly identify and assess the accounting treatment for new complex transactions in accordance with U.S. GAAP and (ii) information technology general controls in the areas of user access management, administrative user access, and segregation of duties within the Company’s financial information systems and other financial reporting controls relevant to the Company’s preparation of financial statements, and related manual business process controls.

These reportable events were discussed between the Audit Committee and BDO and the Company has authorized BDO to respond fully to the inquiries of the Company’s new independent registered public accounting firm concerning these reportable events.

The Company provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with the above statements. A copy of the letter from BDO addressed to the SEC dated April 8, 2024 is filed with this Current Report on Form 8-K as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of BDO USA, P.C. to the Securities and Exchange Commission, dated April 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2024	PREDICTIVE ONCOLOGY inc.

	By:	/s/ Josh Blacher
Name: Josh Blacher Title: Interim Chief Financial Officer